UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2023

9 Meters Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37797	27-3948465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4509 Creedmoor Road, Suite 600, Raleigh, NC 27612

(Address of principal executive offices) (Zip Code)

(919) 275-1933

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 Par Value	NMTR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

To the extent applicable, the information related to the Amendment set forth in Item 2.04 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.03.	Bankruptcy or Receivership.

On July 17, 2023, after considering all strategic alternatives, 9 Meters Biopharma, Inc. (the “Company”), together with its subsidiaries, ceased operations and filed a voluntary petition for relief under provisions of Chapter 7 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of North Carolina Case No. 23-01992-5-PWM (the “Bankruptcy Filing”). A Chapter 7 trustee will be appointed by the Bankruptcy Court and will assume control over the assets and liabilities of the Company, effectively eliminating the authority and powers of the Board of Directors of the Company and its executive officers to act on behalf of the Company. The assets of the Company will be liquidated and claims paid in accordance with the Bankruptcy Code.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Bankruptcy Filing triggers events of default under all of the Company’s outstanding debt obligations, including the Company’s amended and restated senior secured convertible note, originally issued on July 15, 2022, which was subsequently amended and restated on November 7, 2022, and further amended on January 12, 2023 (the “Note”).

As previously disclosed, on April 26, 2023, the Company entered into a forbearance agreement, which was subsequently amended on May 18, 2023 (the “Forbearance Agreement”), with the existing holder (the “Holder”) of the Company’s Note. On July 10, 2023, effective as of June 29, 2023, the Holder and the Company agreed to a second amendment to the Forbearance Agreement (the “Amendment”) to, among other things, extend the forbearance period until July 31, 2023 (the “Extended Forbearance Period”), deferring the July 1, 2023 payment pursuant to the Note during the Extended Forbearance Period (unless earlier terminated under the terms of the Amendment). In exchange for the Holder agreeing to enter into the Amendment, the Company agreed to a partial acceleration payment of approximately $1.08 million in cash from the Note reserve account, leaving approximately $1.6 million outstanding under the Note. However, under the terms of the Forbearance Agreement and the Note, the Extended Forbearance Period was terminated upon the Bankruptcy Filing.

Except as set forth above, all other terms, conditions and rights of the Forbearance Agreement, the Note and the related Note transaction documents remain in full force and effect, which were described in the Current Report on Form 8-K filed by the Company on June 30, 2022, the Quarterly Report on Form 10-Q filed by the Company on November 8, 2022, the Current Report on Form 8-K filed by the Company on January 13, 2023, the Current Report on Form 8-K on April 27, 2023 and the Current Report on Form 8-K on May 19, 2023.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified by, the full text of such document, a copy of which is filed as Exhibit 10.1 and is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 17, 2023, the Company received a letter from the staff of the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company and the Chapter 7 trustee that the Staff has, in accordance with Listing Rules 5101, 5110(b), and IM-5101-1, determined that the Company’s securities will be delisted from Nasdaq based on the following factors: (i) on July 17, 2023, the Company entered the Bankruptcy Filing and the associated public interest concerns raised by such filing; (ii) concerns regarding the residual equity interest of the existing listed securities holders; and (iii) concerns about the Company’s ability to sustain compliance with all requirements for continued listing on Nasdaq, including the Company’s failure to comply with (a) the minimum $2,500,000 stockholders’ equity requirement under Listing Rule 5550(b)(1) and (b) the minimum bid price requirement under Listing Rule 5550(a)(2), pursuant to the notice received by the Company from the Staff on March 31, 2023, which was disclosed in the Company’s Current Report on Form 8-K, dated April 6, 2023.

The Staff’s letter indicates that the trading of the Company’s common stock will be suspended at the opening of business on July 26, 2023, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq.

The Company does not intend to appeal the Staff’s determination. Therefore, the Company expects that the trading of the Company’s common stock will be suspended at the opening of business on July 26, 2023, and delisted from Nasdaq, as indicated in the Staff’s letter.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Concurrent with the Bankruptcy Filing, on July 17, 2023, Bethany Sensenig, Interim Chief Executive Officer and Chief Financial Officer, tendered her resignation, effective July 17, 2023. As of July 17, 2023, the Company has no officers, consultants or employees.

Concurrent with the Bankruptcy Filing, on July 17, 2023, directors Mark Sirgo (Chair), Michael Constantino, Lorin Johnson, Michael Rice and Samantha Ventimiglia resigned as members of the Company’s Board of Directors. The Company has no current members of the Board of Directors.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Amendment No. 2 to the Forbearance Agreement.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

9 Meters Biopharma, Inc.

Date: July 18, 2023	By:	/s/ Bethany Sensenig
Bethany Sensenig
Chief Financial Officer